UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

IDEAL POWER INC.

(Exact name of registrant as specified in charter)

Delaware	001-36216	14-1999058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4120 Freidrich Lane, Suite 100

Austin, Texas 78744

(Address of principal executive offices, including zip code)

(512) 264-1542

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 below with respect to the amendment and restatement of R. Daniel Brdar’s employment agreement is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reassignment of R. Daniel Brdar

On April 10, 2018, the Board of Directors (the “Board”) of Ideal Power Inc. (the “Company”) reassigned R. Daniel Brdar from his position as President and Chief Executive Officer of the Company to the position of BTRAN Chief Commercial Officer of the Company. Mr. Brdar remains a director of the Company. The Company and Mr. Brdar had previously entered into an Employment Agreement, dated January 8, 2014, and in connection with the reassignment, Mr. Brdar entered into a Revised and Restated Employment Agreement with the Company effective on April 16, 2018.

Mr. Brdar’s initial base salary under his amended and restated employment agreement is $330,500 per year. Mr. Brdar’s target bonus will be up to 50% of his annual base salary. The bonus will be paid at the direction of the Compensation Committee of the Board based on Mr. Brdar’s achievement of certain performance standards and goals established by the Compensation Committee of the Board in consultation with the Chief Executive Officer of the Company and Mr. Brdar. Additionally, subject to approval of the Compensation Committee of the Board, Mr. Brdar may be eligible to receive additional awards pursuant to the Company’s 2013 Equity Incentive Plan.

Mr. Brdar’s revised and restated employment agreement provides that if Mr. Brdar’s employment is terminated by the Company without cause, he will receive a portion of his base salary to be determined based on the date of termination.

Appointment of Dr. Lon E. Bell as President and Chief Executive Officer

On April 10, 2018, the Board appointed Dr. Lon E. Bell as President and Chief Executive Officer of the Company. Dr. Bell also currently serves as Chairman of the Board.

Dr. Bell, 77, joined the Board in November 2012 and was named Interim Chairman of the Board on March 9, 2017. On June 5, 2017, Dr. Bell was elected as Chairman of the Board. He founded Amerigon Inc., now Gentherm (Nasdaq: THRM) in 1991. Dr. Bell served many roles at Amerigon, including Chief Technology Officer until December 2010, Director of Technology until 2000, Chairman and Chief Executive Officer until 1999, and President until 1997. Dr. Bell served as the Chief Executive Officer and President of BSST LLC, a subsidiary of Amerigon from September 2000 to December 2010. He served as a Director of Amerigon from 1991 to 2012. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components, and served as Technar’s Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. He co-founded Mahindra REVA Electric Vehicle Co Ltd. in 1994 and served on its Board of Directors until 2016. He currently serves on the Board of Directors of ClearSign Combustion Corporation (Nasdaq: CLIR), where he serves as Chair of the Compensation Committee and as Chairman of the Board of Directors, and CDTi (Nasdaq: CDTI), where he also serves as Chair of the Compensation and Nominating Committee and Chair of the Technology Committee. Since April 2014, he has been Chairman of the External Advisory Board at the California Institute of Technology Mechanical and Civil Engineering Department and has served as a board member since 2008. Between 2010 and 2014 he served as an Advisory Board member at Michigan State University and University of California, Santa Barbara Energy Frontiers Research Centers. Dr. Bell is a leading expert in the design and mass production of thermoelectric products. He has authored more than 30 publications in the areas of thermodynamics of thermoelectric systems, automotive crash sensors, and other electronic and electromechanical devices. Five of his inventions have gone into mass production. Dr. Bell received a BSc. in Mathematics, a MSc. in Rocket Propulsion, and a Ph.D. in Mechanical Engineering from the California Institute of Technology.

The Company and Dr. Bell are working on a compensation agreement to be disclosed once finalized.

There are no arrangements or understandings between Dr. Bell and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no transactions between the Company and Dr. Bell that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Dr. Bell and any other director or executive officer of the Company.

Appointment of Ted Lesster as Director

On April 10, 2018, the Board appointed Ted Lesster to serve as a member of the Board and a member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of the Board.

There are no family relationships between Mr. Lesster and any director or executive officer of the Company, and Mr. Lesster has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lesster will receive cash compensation of $30,000 and an option to purchase shares of Company common stock having a grant date fair value of $22,500, which will vest in equal quarterly installments beginning on June 30, 2018, for his service during the second through fourth quarters of the Company’s fiscal year 2018. For each year of service after the fourth quarter of 2018, Mr. Lesster will receive $40,000 in cash compensation as well as options to purchase shares of Company common stock having a grant date fair value of $30,000, which will vest in equal quarterly installments over the one-year period following the date of grant, subject to continued service to the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued April 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Date: April 16, 2018	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued April 16, 2018